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                                                                      EXHIBIT 21

                  SUBSIDIARIES AND AFFILIATE OF THE REGISTRANT


                                            State or
                                           Country of              Names Under Which
         Name*                            Incorporation            Subsidiaries Do Business
         ----                             -------------            ------------------------
PACCAR of Canada Ltd.                      Canada                   PACCAR of Canada Ltd.
                                                                    Canadian Kenworth Co.
                                                                    Peterbilt of Canada
                                                                    PACCAR Parts of Canada

PACCAR Australia Pty. Ltd.                 Australia                PACCAR Australia Pty. Ltd.
                                                                    Kenworth Trucks

PACCAR U.K. Ltd.                           Delaware                 PACCAR U.K. Ltd.
                                                                    Foden Trucks


VILPAC S.A. (Affiliate)                    Mexico                   VILPAC S.A.
                                                                    Kenworth Mexicana S.A. de C.V.
                                                                    KENPAR S.A. de C.V.
                                                                    KENFABRICA, S.A. de C.V.
                                                                    KENCOM, S.A. de C.V.

PACCAR Financial Corp.                     Washington               PACCAR Financial Corp.

PACCAR Financial Services Ltd.             Canada                   PACCAR Financial Services Ltd.

PACCAR Leasing Corporation                 Delaware                 PACCAR Leasing Corporation
                                                                    PacLease

RAILEASE Inc.                              Washington               RAILEASE Inc

Trico Industries, Inc.                     California               Trico Industries, Inc.

PACCAR Sales North America, Inc.           Delaware                 PACCAR Sales North America

PACCAR Automotive, Inc.                    Washington               Grand Auto
                                                                    Al's Auto Supply



* The names of some subsidiaries have been omitted. Considered in the aggregate, omitted subsidiaries would not constitute a significant subsidiary.